UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 8, 2015, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Corrects Misleading Statements from TICC Capital Corp.

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, corrected statements made by TICC Capital Corp. (“TICC”; Nasdaq:TICC) in its October 7 letter to stockholders regarding TSLX’s offer to acquire TICC in a stock-for-stock transaction valuing TICC at $7.50 per share. TSLX urges stockholders to vote the GOLD proxy card AGAINST management proposals at the upcoming special meeting of TICC stockholders on October 27, 2015.

Josh Easterly, Chairman and Co-Chief Executive Officer of TSLX stated: “We believe that TICC continues to hide the clear facts of our proposal through misleading statements to stockholders. TICC is trying to hide the value to stockholders behind metrics that don’t matter. Despite the unusual math and distracting claims put forth by TICC and BSP, they have provided zero clarity on the important points for stockholders to sufficiently evaluate their investment. We are confident TICC stockholders will see that our proposal offers immediate and upfront value to stockholders.”

TSLX urges stockholders to remember the following in reviewing TICC materials:

The TSLX Proposal Was the First to Commit to Returning Capital to Stockholders

We remind TICC stockholders that TSLX committed to returning capital to stockholders when we first made our proposal public on September 16. TICC and BSP announced their agreement on August 4, and yet neither company mentioned share repurchases as part of the transaction until well after our proposal was made public. Further, TICC has never before utilized meaningful value-creating strategies such as stockholder buybacks, even when the stock was trading at a significant discount to reported net asset value. We believe TICC’s consistent failure to act for stockholders speaks for itself.

TICC Is Trying to Mischaracterize Our Intentions

As a major TICC stockholder (owning 3% of all shares outstanding), our goal is to maximize the value to our fellow TICC stockholders – our incentives are fully aligned. TICC has claimed that we are motivated by increasing assets under management and management fees. This is simply not true. Since TSLX has been publicly traded, our stock price has never closed below net asset value, given our shareholder focus. If we were focused on increasing assets under management and fees to the external manager, we could have raised additional capital on any day since going public. We have not done so.

In fact, when we publicized our proposal on September 16, we maintained that in the event we are not successful in deploying capital into high-quality assets with superior risk-adjusted returns, we will return excess capital to shareholders in the form of share repurchases, thereby forfeiting management fees for the benefit of our stockholders, which is consistent with our “shareholder first” philosophy.

TICC Is Sending Conflicting Messages about the Value of Your Shares

BSP supports a $50 to $100 million tender offer at 0.9x NAV.1 While TICC has continued to tell shareholders not to sell their shares for a price below NAV, they have proposed an offer to repurchase shares for less than NAV! Moreover, this offer from BSP is insignificant compared to TSLX’s offer to acquire ALL of TICC’s shares while giving TICC stockholders the opportunity to realize future value in our proven, market-leading platform.

TICC Continues to NOT Answer Our Four Simple Questions

Finally, on multiple occasions we asked TICC four simple questions and received answers to none. Once again we ask those four simple questions:

1. Are management or interested board members of TICC receiving compensation, remuneration, or other payments related to the proposed change of control of the TICC external manager?

2. As compared to other business development companies and asset classes, what results has management’s leadership produced for TICC stockholders in the past three years? What about since TICC’s initial public offering under this management team and board supervision?

3. Why should the TICC external manager that oversaw massive underperformance now be paid a premium to leave? Why can’t the board simply replace the manager in a way that pays TICC stockholders instead? Who is the TICC board looking out for here?

4. Is TICC’s dividend sustainable? Is TICC currently earning enough to deliver its dividend? Does TICC disagree with five respected independent analysts who believe the TICC dividend will be cut?

The TSLX Proposal is the Only Proposal that Delivers Immediate and Upfront Value to TICC Stockholders. Vote Against TICC’s Proposals.

TSLX urges stockholders to vote the GOLD proxy card AGAINST management proposals at the upcoming special meeting of TICC stockholders on October 27, 2015. Visit www.changeTICCnow.com for more information about TSLX’s highly compelling offer and the deficiencies of management’s proposals. Hold TICC management accountable for their performance.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

[1]	Minimum tender offer price of approximately 0.9x NAV based on the current average price to NAV ratio for large-cap BDCs as indicated in TICC’s presentation publicized on October 7.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX proposed business combination transaction with TICC Capital Corp.

(“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX”, or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX has filed with the SEC and commenced mailing to TICC stockholders a definitive proxy statement and accompanying GOLD proxy card to be used to solicit votes at a special meeting of stockholders of TICC scheduled to be held on October 27, 2015 against (a) approval of the new advisory agreement between TICC and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the entrance of the Adviser into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser, (b) the election of six directors nominated by TICC’s board of directors, and (c) the proposal to adjourn the meeting if necessary or appropriate to solicit additional votes.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND AT TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participant in the solicitation is TSLX and certain of its directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015 and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts

Investors

TPG Specialty Lending

Robert Ollwerther, 212-430-4119

bollwerther@tpg.com

or

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 800-322-2885

tpg@mackenziepartners.com

or

Media

TPG Specialty Lending

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker, 212-371-5999

tbj@abmac.com / pct@abmac.com